EXHIBIT 10.2

                                LOCK-UP AGREEMENT
                                -----------------

     This LOCK-UP AGREEMENT (the "Lock-Up Agreement") dated as of June 22nd 2001, is made by and among Spacial Corporation, a Delaware Corporation (the "Company") and each of James A. Prestiano ("Prestiano"), James J. Solano, Sr. ("Solano"), Norman A. Ponder ("Ponder"), the Trust Under Agreement Dated June 30, 1989 (the "Trust"; and collectively with Prestiano, Solano and Ponder, the "Restricted Shareholders"), with respect to shares of the Company's common stock, par value $.001 per share (the "Common Stock"), beneficially owned by such Restricted Shareholders.

                              W I T N E S S E T H:
                              --------------------

     1. The Company has entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Waste Recovery Technology Corporation ("WRT") and all of its shareholders (the "WRT Shareholders"), wherein the Company issued an aggregate of 13,160,000 shares of Common Stock to the WRT Shareholders, in exchange for all of the issued and outstanding WRT Stock (the "Share Exchange"). All capitalized terms in this Lock-Up Agreement shall have the meanings ascribed to them in the Share Exchange Agreement, unless otherwise specifically defined herein.

     2. Solano, Ponder and the Trust (the "WRT Principals") own an aggregate of 1,785,000, 1,000,000, and 10,000,000 shares of Common Stock, respectively (collectively, the "WRT Principal Shares"), which shares were issued pursuant to the Share Exchange.

     3. Prestiano owns an aggregate of 800,000 shares of Common Stock and warrants (the "Prestiano Warrants") to purchase 150,000 shares of Common Stock (the "Warrant Shares"; and collectively with said shares of Common Stock, and the Prestiano Warrants, the "Prestiano Securities").

     4. In order to facilitate possible future financings of the Company, and in consideration for the Company's reduction of the length and scope of certain other Company's shareholders' lock-up obligations, the Restricted Shareholders have agreed with the Company to restrict their ability to transfer the Prestiano Securities and the WRT Principal Shares (collectively, the "Restricted Securities").

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Lock-Up Agreement, the parties hereto hereby agree as follows:

Section 1. The Lock-Up Term. The "Lock-Up Term" shall be the one-year period immediately following the Closing Date of the Share Exchange, unless otherwise extended in accordance with Section 2(b), hereof.

Section 2. (a) during the first six months of the Lock-Up Term, a Restricted Shareholder shall not offer, pledge, sell, transfer, assign, hypothecate, contract to sell, grant an option for the sale of or otherwise dispose of (collectively, "transfer") any Restricted

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               Securities beneficially owned by such Restricted Shareholder on the date hereof or hereafter acquired, without the Company's prior written consent.

               (b) Subject to the provisions of Section 2(i) below, during the second six month period of the Lock-Up Term, such Restricted Shareholder will not sell more than fifty percent (50%) of any Restricted Securities owned by such Restricted Shareholder.

               (c) Subject to the provisions of Section 2(i) below, all Restricted Securities shall be free and clear from the restrictions of this Lock-Up Agreement on the day after the first year anniversary of the Closing Date.

               (d) During the Lock-Up Term, a Restricted Shareholder shall not sell short any Common Stock or otherwise sell any securities exchangeable for or convertible into the Common Stock, that such Restricted Shareholder does not own, or engage in any sale that is consummated by the delivery of any Common Stock borrowed by or from the Restricted Shareholders.

               (e) Notwithstanding the foregoing, a Restricted Shareholder may sell or otherwise transfer Restricted Securities provided that such sale is a privately negotiated transaction to a non-affiliated institutional investor upon prior notice to the Company and the other Restricted Shareholders and the transfer is otherwise effected in accordance with the federal and state securities and other laws, and such assignee executes an agreement to be bound by the terms of this Lock-Up Agreement. No transfer of the Restricted Securities will be valid without due compliance with the terms of this Lock-Up Agreement.

               (f) Any sales of Restricted Securities or of the other Common Stock or securities in violation of this Lock-Up Agreement by a Restricted Shareholder shall constitute an event of default under this Lock-Up Agreement as to such Restricted Shareholder. In the event of such default, in addition to any other remedy the Company may have at law, in equity or under this Agreement, such Restricted Shareholder shall pay all proceeds from the sale of such securities by such Restricted Shareholder, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, to the Company.

               (g) Each of the Restricted Shareholders acknowledges that his breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to the Company and to the Company's shareholders for which remedies at law would be inadequate. Each Restricted Shareholder further acknowledges that the provisions set forth herein are essential terms and conditions of this Lock-Up Agreement. Each Restricted Shareholder therefore agrees that the Company shall be entitled to a decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of

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               any such provision by the Restricted Shareholders, and each of the Restricted Shareholders and the Company hereby consents to the jurisdiction of any court of competent jurisdiction, state or federal, sitting in the State of New York, and authorizes the entry on its behalf of any required appearance for such purpose. This remedy shall be in addition to all other remedies available to the Company at law or equity. If any portion of this Section 2(g) is adjudicated to be invalid or unenforceable, this Section 2(g) shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 2(g) in the jurisdiction in which such adjudication is made.

               (h) The Restricted Shareholders will permit an appropriate restrictive legend to be applied to all certificates evidencing the Restricted Securities giving notice of the restrictions imposed under this Agreement and will cause the transfer agent for the Company to note such restriction on the transfer books and records of the Company.

               (i) If, during the Lock-Up Term, the Company enters into a letter of intent with an underwriter (the "Underwriter"), for a firm commitment underwritten Public Offering of the Company's securities registered under the Securities Act (the "Public Offering"), then (i) the Lock-Up Term shall be extended with respect to all Restricted Securities owned by such Restricted Shareholder at such time, until the closing or earlier abandonment of the Public Offering, (ii) notwithstanding the date of such letter of intent, the provisions of Section 2(a) shall apply to all Restricted Securities and (iii) the Restricted Shareholders shall agree to all further restrictions, extensions and modifications of the terms of this Lock-Up Agreement, and any additional lock-up restrictions as are requested by the Underwriter as condition to Public Offering. The Restricted Shareholders agree and consent to the execution of such modifications, amendments or revisions to this Lock-Up Agreement, or a new lock up agreement, as necessary in order to effectuate the foregoing.

Section 3. Subject to Section 6 hereunder, this Lock-Up Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Restricted Shareholders and their heirs, executors, trustees, administrators, legatees and legal representatives.

Section 4. Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

Section 5. This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

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Section 6. This Lock-Up Agreement and all rights hereunder are personal to the
Restricted Shareholders and shall not be assignable by the Restricted Shareholders, and any purported assignment in violation hereof shall be null and void.

Section 7. (a) All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

                    (i) If to the Restricted Shareholders, to the last known address of record on the books and records of the Corporation.

                    (ii) If to the Company, to:

                               92 Brown Place
                               Bronx, New York  10454
                               Telephone:      (718) 292-1920
                               Facsimile No.: (718) 292-4459

                               With a copy to:

                               Snow Becker Krauss, PC.
                               605 Third Avenue
                               New York, NY 10158
                               (212) 687-3860
                               (212)-949-7052
                               Attn: Jack Becker, Esq.

               (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 8. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Lock-Up Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

Section 9. In the event a lawsuit is instituted by any party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including fees, costs and expenses of appeals

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and of expert witnesses), in addition to whatever damages or other relief the injured party is otherwise entitled to under law and in connection with such dispute.

Section 10. This Lock-Up Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 11. This Lock-Up Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.


                                             SPACIAL CORPORATION


                                             By: /s/ James A. Prestiano
                                                 ----------------------------
                                             Name:     James A. Prestiano
                                             Title:    President



                                             /s/ James A. Prestiano
                                             --------------------------------
                                             James A. Prestiano


                                             Trust Under Agreement Dated
                                             June 30, 1989


                                             By: /s/ Bruce Caputo, Trustee
                                                 ----------------------------
                                                 Bruce Caputo, Trustee


                                             /s/ James J. Solano, Sr.
                                             --------------------------------
                                             James J. Solano, Sr.


                                             /s/ Norman A. Ponder
                                             --------------------------------
                                             Norman A. Ponder




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